Exhibit 99.2

ITEM 1.  FINANCIAL STATEMENTS

HFS Bank, F.S.B.

Condensed Consolidated Balance Sheets

	(Unaudited)
	30-Sept-05	31-Mar-05
ASSETS:
Cash and due from banks	$4,781,154	$3,730,001
Interest-earning deposits	10,521,550	10,424,759
Cash and cash equivalents	15,302,704	14,154,760
Investment securities available for sale	26,402,486	29,776,382
Loans (net of allowance for loan losses of $1,246,260 and $1,172,318)	180,443,614	177,608,601
Premises and equipment	4,605,180	4,733,183
Federal Home Loan Bank of Indianapolis (FHLBI) stock, at cost	4,595,100	4,547,600
Interest receivable	1,007,640	1,014,151
Bank-owned life insurance	2,347,442	2,303,114
Other assets	1,117,435	1,564,896

Total assets	$235,821,601	$235,702,687

LIABILITIES AND STOCKHOLDERS’ EQUITY:

Liabilities:
Deposit accounts	$142,003,705	$141,603,749
Advances from FHLBI	70,432,656	70,533,260
Escrows	1,164,987	1,915,913
Accrued expenses and other liabilities	1,432,788	1,379,588

Total liabilities	215,034,136	215,432,510

Stockholders’ Equity:
Capital stock:
Preferred stock, $1 par value. 1,000,000 shares authorized and unissued Common stock, $1 par value. Authorized 4,000,000 Shares; issued and outstanding 1,866,200	1,866,200	1,866,200
Additional paid-in capital	858,563	858,563
Accumulated other comprehensive income (loss)	(309,197)	(405,928)
Retained earnings	18,371,899	17,951,342

Total stockholders’ equity	20,787,465	20,270,177

Total liabilities and stockholders’ equity	$235,821,601	$235,702,687

See Notes to Condensed Consolidated Financial Statements

HFS Bank, F.S.B.

Condensed Consolidated Statements of Income

(Unaudited)

	Three Months	Three Months
	Ended	Ended
	30-Sept-05	30-Sept-04
Interest income:
Loans receivable	$2,903,065	$2,764,831
Investment securities	157,415	197,632
Mortgage-backed securities	39,806	56,212
FHLBI stock dividends	52,038	50,111
Other interest-earning assets	94,044	9,760

Total interest income	3,246,368	3,078,546

Interest expense:
Deposit accounts	703,955	614,018
Advances from FHLBI	996,150	1,018,323

Total interest expense	1,700,105	1,632,341

Net interest income	1,546,263	1,446,205
Provision for loan losses	40,000	30,650

Net interest income after provision for loan losses	1,506,263	1,415,555
Noninterest income:
Fees and service charges	299,653	269,867
Net gains on the sales of loans	28,701	0
Net gains (loss) on the sales of foreclosed assets	4,496	(20,919)
Other income	67,375	75,323

Total noninterest income	400,225	324,271
Noninterest expense:
Salaries and employee benefits	642,983	598,415
Premises and equipment expense	172,742	146,211
Data processing expense	168,225	149,054
Other expense	277,797	218,965

Total noninterest expense	1,261,747	1,112,645

Income before taxes	644,741	627,181
Income tax expense	232,812	225,153

Net income	$411,929	$402,028

Basic earnings per share	$0.22	$0.21
Diluted earnings per share	$0.22	$0.21

Dividends per share	$0.110	$0.105

See Notes to Condensed Consolidated Financial Statements

HFS Bank, F.S.B.

Condensed Consolidated Statements of Income

(Unaudited)

	Six Months	Six Months
	Ended	Ended
	30-Sept-05	30-Sept-04
Interest income:
Loans receivable	$5,749,440	$5,510,720
Investment securities	329,747	389,089
Mortgage-backed securities	83,668	80,480
FHLBI stock dividends	100,549	93,776
Other interest-earning assets	190,914	32,098

Total interest income	6,454,318	6,106,163

Interest expense:
Deposit accounts	1,374,312	1,235,741
Advances from FHLBI	1,981,904	2,022,325

Total interest expense	3,356,216	3,258,066

Net interest income	3,098,102	2,848,097
Provision for loan losses	70,000	60,650

Net interest income after provision for loan losses	3,028,102	2,787,447

Noninterest income:
Fees and service charges	570,597	544,410
Net gains on the sales of loans	32,015	0
Net gains (loss) on the sales of foreclosed assets	1,996	(15,426)
Other income	141,821	165,479

Total noninterest income	746,429	694,463

Noninterest expense:
Salaries and employee benefits	1,293,468	1,195,454
Premises and equipment expense	356,866	274,931
Data processing expense	336,144	306,334
Other expense	502,157	439,419

Total noninterest expense	2,488,635	2,216,138

Income before taxes	1,285,896	1,265,772
Income tax expense	464,106	454,160

Net income	$821,790	$811,612

Basic earnings per share	$0.44	$0.43
Diluted earnings per share	$0.44	$0.43

Dividends per share	$0.215	$0.205

See Notes to Condensed Consolidated Financial Statements

HFS Bank, F.S.B.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months	Six Months
	Ended	Ended
	30-Sept-05	30-Sept-04

Cash flows from operating activities:

Net income	$821,790	$811,612
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	156,392	95,833
Provision for loan losses	70,000	60,650
FHLBI stock dividends	(47,500)	(97,600)
Increase (decrease) in deferred loan fees	(52,436)	17,508
Amortization of mortgage servicing rights	9,957	8,860
(Increase) decrease in accrued interest receivable	6,511	(18,042)
Increase in life insurance value	(44,328)	(47,143)
Decrease in other assets	222,980	129,365
Increase in other liabilities	53,200	276,674
(Gain) loss on sale of repossessed assets	(1,996)	15,426
Gain on sale of loans	(32,015)	0
Proceeds from sale of loans	2,124,229	0
Loans originated for sale	(2,092,214)	0

Net cash provided by operating activities	1,194,570	1,253,143

Cash flows from investing activities:
Loans originated	(43,436,977)	(48,904,699)
Loans purchased	(998,240)	(2,317,323)
Principal repayments on loans	41,693,639	48,531,521
Purchase of available for sale securities	(115,000)	(4,450,000)
Purchase of available for sale mortgage-backed securities	0	(5,027,439)
Proceeds from maturities of available for sale securities	2,811,506	2,895,621
Principal repayments available for sale mortgage-backed securities	837,541	622,760
Proceeds from sale of foreclosed assets	42,101	147,288
Purchase of premises and equipment	(28,389)	(1,215,252)

Net cash provided by (used in) investing activities	806,181	(9,717,523)

See Notes to Condensed Consolidated Financial Statements

HFS Bank, F.S.B.

	Six Months	Six Months
	Ended	Ended
	30-Sept-05	30-Sept-04
Cash flows from financing activities:
Net decrease in checking deposits	$(81,977)	$(1,347,753)
Net decrease in passbook deposits	(1,002,557)	(429,811)
Net increase (decrease) in certificate of deposits	1,484,490	(432,391)
Advances from the FHLBI	0	4,171,839
Repayments of FHLBI advances	(100,604)	(4,107,804)
Increase (decrease) in escrows	(750,926)	2,424
Dividends paid	(401,233)	(382,571)

Net cash (used in) provided by financing activities	(852,807)	2,526,067

Net increase (decrease) in cash and cash equivalents	1,147,944	(10,990,447)
Cash and cash equivalents at the beginning of the year	14,154,760	15,287,819

Cash and cash equivalents at the end of period	$15,302,704	$4,297,372

Supplemental disclosures of cash flow information -
Cash paid during period for:
Interest	$3,365,232	$3,263,509
Income taxes	240,000	185,000
Noncash investing activity – transfer of loans to foreclosed assets	63,001	187,744
Noncash investing activity – transfer of foreclosed assets to loans	(174,000)	0

See Notes to Condensed Consolidated Financial Statements

HFS Bank, F.S.B.

Condensed Consolidated Statement of Stockholders’ Equity

(Unaudited)

	Common Stock
	Shares Outstanding	Amount	Paid-in Capital	Comprehensive Income	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total
Balances, April 1, 2005	1,866,200	$1,866,200	$858,563		$17,951,342	$(405,928)	$20,270,177
Net income for the six months ended Sept. 30, 2005				$821,790	821,790		821,790
Other comprehensive income, unrealized gain on securities, net of tax				$96,731		96,731	96,731
Comprehensive income				$918,521
Cash dividends ($0.215 per share)					(401,233)		(401,233)

Balances, Sept. 30, 2005	1,866,200	$1,866,200	$858,563		$18,371,899	$(309,197)	$20,787,465

See Notes to Condensed Consolidated Financial Statements

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 - Basis of Presentation

Certain information and note disclosures normally included in HFS Bank, F.S.B.’s (the “Bank”) annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes hereto included in the Bank’s Form 10-K annual report for the year ended March 31, 2005 filed with the Office of Thrift Supervision (“OTS”).  The accompanying unaudited condensed consolidated financial statements reflect all adjustments that are, in the opinion of the Bank’s management, necessary to fairly present the financial position, results of operations and cash flows of the Bank.  Those adjustments consist only of normal recurring adjustments. The results of operations for the six-month period ended September 30, 2005, is not necessarily indicative of the results to be expected for the full year or any other period.

The condensed consolidated balance sheet of the Bank as of March 31, 2005 has been derived from the audited consolidated balance sheet of the Bank as of that date.

NOTE 2 - Earnings Per Share

Basic earnings per share have been computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding for the period.  Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Bank.  Stock options are regarded as common stock equivalents and are considered in diluted earnings per share computations (see Exhibit 11 attached). There were no stock options granted or outstanding during the periods presented and therefore, no dilutive effect.

NOTE 3 – Bank Merger

On October 26, 2005, the Bank entered in an Agreement and Plan of Merger, referred to as the merger agreement, with MainSource Financial Group, Inc., referred to as MainSource.  Under the merger agreement, subject to the terms and conditions of the merger agreement, the Bank would merge into a newly-formed bank subsidiary of MainSource, which would survive the merger and do business as “MainSource Bank – Hobart.”

The merger agreement provides that upon the effective date of the merger, pursuant to election procedures described in the merger agreement, each share of common stock of the Bank will be converted into either into a number of shares of MainSource common stock determined as provided below, referred to as the exchange ratio, or cash in an amount equal to the total merger consideration (as defined below) divided by the number of shares of Bank common stock outstanding at the effective time of the merger, referred to as the per share cash consideration; provided, however, that 52% of Bank common stock must be converted into MainSource common stock, except as provided in the merger agreement.

The total merger consideration is $36,110,970, subject to adjustment.  If as of the last day of the calendar month ending immediately prior to the Effective Date of the merger, referred to as the measurement date, the Bank’s stockholders’ equity is less than $19,250,000, the total merger consideration will be reduced on a dollar-for-dollar basis by an amount equal to the difference between $19,250,000 and the actual Bank stockholders’ equity as of the measurement date.  If at the measurement date, the Bank’s stockholders’ equity is greater than $19,750,000, the total merger consideration will be increased on a dollar-for-dollar basis by an amount equal to the difference between $19,750,000 and the actual Bank stockholders’ equity as of the measurement date.

The Bank’s stockholders’ equity will be determined based upon the balance sheet of the Bank as of the measurement date, prepared in accordance with generally accepted accounting principles consistently applied, after adjustment for the following amounts if not otherwise reflected in such balance sheet (which amounts shall also be calculated in accordance with generally accepted accounting principles consistently applied and on an after-tax basis):

•                  the accrual or payment of any fees payable to a broker or investment advisor by the Bank as a result of the consummation of the merger;

•                  the accrual or payment of any change-in-control payment owed or payable to James Greiner as a result of the consummation of the merger but not including any amounts payable to him pursuant to the employment agreement contemplated by Section 8.01(i) of the merger agreement;

•                  the accrual or payment of $1,200,000 to terminate the Bank’s data processing contract with The Bisys Group, Inc.;

•                  the accrual in full of any deferred compensation plan maintained by the Bank;

•                  the accrual or payment of the cost to extend the duration of the insurance tail coverage policy described in Section 12.08 of the merger agreement from three to six years, if so elected by the Bank; and

•                  the accrual of all compensable vacation and sick days for employees of the Bank.

For purposes of the calculation of the Bank’s stockholders’ equity, the mark-to-market adjustment to equity of the Bank’s investment portfolio will be $(327,571).

The exchange ratio representing the number of shares of MainSource common stock to be issued in exchange for one share of Bank common stock in the merger will be determined as follows:

•                  if the average of the high and low sales prices of shares of MainSource common stock for the ten consecutive trading days ending three trading days prior to the closing date of the merger as quoted on the Nasdaq Stock Market, referred to as the average MainSource stock price, is not less than $17.00 per share and not more than 21.00 per share, then the exchange ratio will be determined by dividing the per share cash consideration by the average MainSource stock price;

•                  if the average MainSource stock price is less than $17.00 per share, the exchange ratio will be determined by dividing the per share cash consideration by $17.00; and

•                  if the average MainSource stock price is greater than $21.00 per share, the exchange ratio will be determined by dividing the per share cash consideration by $21.00; in each case, if applicable, the result will be calculated (and rounded, if applicable) to the fourth decimal place.

As of October 26, 2005,  and assuming no adjustment based on the Bank’s stockholders’ equity, the per share cash consideration would be $19.35 per share and the exchange ratio would be 1.0403 shares of MainSource common stock, based on MainSource’s October 26, 2005 closing price of $18.60 per share.  Cash will be paid in lieu of issuing fractional shares.

At the closing of the merger, James Greiner, the president and chief executive officer of the Bank, will terminate his existing employment agreement with the Bank in exchange for the change of control payments and other amounts payable under the terms of that agreement. At closing, Mr. Greiner will enter into an employment agreement with the surviving bank to serve as president for a term of up to three years after the merger.

The merger is expected to close in the second quarter of calendar year 2006. The merger agreement has been approved by the boards of directors of the Bank and MainSource, but is subject to certain other customary closing conditions, including the approval of the shareholders of the Bank and the approval of regulatory authorities.